Exhibit 5.1

February 21, 2023

First Industrial Realty Trust, Inc.

First Industrial, L.P.

One North Wacker Drive

Suite 4200

Chicago, Illinois 60606

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the filing by First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), and First Industrial, L.P., a Delaware limited partnership (the “Operating Partnership”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (which, together with the prospectus and any prospectus supplement relating thereto shall hereinafter be referred to collectively as the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), for the purpose of registering (i) securities of the Company consisting of (a) common stock, par value $0.01 per share (the “Common Stock”), (b) preferred stock, par value $0.01 per share (the “Preferred Stock”), and (c) depositary shares representing shares of Preferred Stock (the “Depositary Shares” and, together with the Common Stock and the Preferred Stock, the “Company Securities”) to be offered from time to time by the Company and (ii) senior debt securities of the Operating Partnership (the “Debt Securities”), to be offered from time to time by the Operating Partnership, pursuant to the Indenture (the “Indenture”), dated as of May 13, 1997, between the Operating Partnership and U.S. Bank Trust Company, National Association (formerly known as First Trust National Association), as trustee (the “Trustee”).

We have made such legal and factual investigation as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, (iii) the charter, certificate of limited partnership, limited partnership agreement, bylaws or other organizational documents of the Company and the Operating Partnership, (iv) the resolutions of the Board of Directors of the Company with respect to the filing of the Registration Statement, adopted on February 17, 2022 (the “Authorizing Resolutions”), and (v) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.

200 West Madison Street, Suite 3900    |    Chicago, Illinois 60606    |    T. 312.984.3100    |    F. 312.984.3150    |    bfkn.com

First Industrial Realty Trust, Inc.

First Industrial, L.P.

February 21, 2023

With your consent, we have assumed that (A) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (B) a prospectus supplement will have been prepared and filed with the Commission describing the Company Securities or Debt Securities offered thereby; (C) all Company Securities and Debt Securities will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (D) a definitive purchase, share deposit, underwriting or similar agreement with respect to any Company Securities or Debt Securities offered will have been duly authorized and validly executed and delivered by the Company or the Operating Partnership and the other appropriate parties thereto; (E) the shares of Preferred Stock relating to any Depositary Shares will have been deposited with the depositary therefor; and (F) any depositary receipts representing the Depositary Shares will have been duly executed, authenticated, countersigned, sold and delivered in the manner and for the consideration stated in the applicable deposit agreement. We have also assumed (a) that the Indenture has been duly authorized, executed and delivered by the Trustee, (b) that the Indenture constitutes a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, and (c) that the status of the Indenture as a legally valid and binding obligation of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

(1) when the terms of any class or series of Company Securities have been authorized by all requisite action of the Company, and such Company Securities have been issued in accordance with the Authorizing Resolutions and delivered and paid for in the manner described in the Registration Statement, such Company Securities will be duly authorized, validly issued and, with respect to shares of Common Stock and Preferred Stock, fully paid and nonassessable; and

(2) when the terms of any series of Debt Securities have been duly established in accordance with the provisions of the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Operating Partnership, have been authorized by all requisite action of the Operating Partnership, and such Debt Securities have been duly executed and authenticated as specified in the Indenture and delivered and paid for in the manner described in the Registration Statement, such Debt Securities will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms.

First Industrial Realty Trust, Inc.

First Industrial, L.P.

February 21, 2023

Our opinion set forth in paragraph (2) above is subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) we express no opinion as to waivers of broadly or vaguely stated rights.

We express no opinion concerning the laws of any jurisdiction other than the laws of the States of Illinois and New York and the Delaware Revised Uniform Limited Partnership Act. With respect to all matters of Maryland law, we have relied solely, without independent investigation, upon the opinion of McGuireWoods LLP, which is being filed on the date hereof as an exhibit to the Registration Statement. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect the legal conclusion stated in this opinion letter).

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP